Exhibit 99.2
JOINT FILER INFORMATION
This Statement on Form 4 is filed by CEA Capital Partners USA, L.P., CEA Capital Partners USA CI, L.P., CEA Equity Offshore, Ltd.,
CEA Investment Partners, L.P., CEA Capital Corp., Atlantic
American Holdings, Inc. and the J. Patrick Michaels, Jr. Family Trust.

The principal business address of each of the Reporting Persons is 199 Water Street, New York, NY 10038.

Name of Designated Filer:  CEA Capital Partners USA, L.P.
Date of Event Requiring Statement:  December 21, 2004
Issuer Name and Ticker or Trading Symbol: Otelco Inc. [OTT]


CEA CAPITAL PARTNERS USA, L.P.

By:	CEA INVESTMENT PARTNERS, L.P.
	Its General Partner

	By:	CEA CAPITAL CORP.
		Its General Partner

		By:/s/ Michael D. Weaver
		Name: Michael D. Weaver
		Title: Attorney-in-Fact


CEA CAPITAL PARTNERS USA CI, L.P.

By:	CEA EQUITY OFFSHORE, LTD.
	Its General Partner

	By:/s/ Michael D. Weaver
	Name: Michael D. Weaver
	Title: Attorney-in-Fact


CEA EQUITY OFFSHORE, LTD.

By:	/s/ Michael D. Weaver
	Name: Michael D. Weaver
	Title: Attorney-in-Fact


CEA INVESTMENT PARTNERS, L.P.

By:	CEA CAPITAL CORP.
	Its General Partner

	By:/s/ Michael D. Weaver
	Name: Michael D. Weaver
	Title: Attorney-in-Fact

CEA CAPITAL CORP.

By:	/s/ Michael D. Weaver
	Name: Michael D. Weaver
	Title: Attorney-in-Fact


ATLANTIC AMERICAN HOLDINGS, INC.

By:	/s/ Michael D. Weaver
	Name: Michael D. Weaver
	Title: Attorney-in-Fact


J. PATRICK MICHAELS, JR. FAMILY TRUST

By:	/s/ Michael D. Weaver
	Name: Michael D. Weaver
	Title: Attorney-in-Fact